Exhibit 10.1

CONFIDENTIAL TREATMENT GRANTED. *********** INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED CONFIDENTIAL TREATMENT BY THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

MORGAN STANLEY CAPITAL INTERNATIONAL

INDEX LICENSE AGREEMENT FOR FUNDS

AGREEMENT, dated as of March 18, 2000, by and between MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), a Delaware corporation, having an office at 1585 Broadway, New York, NY 10036, and Barclays Global Investors, N.A. (“Licensee”), having an office at 45 Fremont Street, San Francisco, CA 94105.

WHEREAS, MSCI owns rights to, and engages in a variety of business activities in connection with, certain stock indexes and the proprietary data contained therein, among which are the indexes listed in Exhibit A, annexed hereto and made a part hereof (such indexes and data contained therein are hereinafter referred to as the “Indexes”);

WHEREAS, MSCI calculates, maintains and publishes the Indexes;

WHEREAS, MSCI uses in commerce and owns trade name, trademark and service mark rights to the designations Morgan Stanley Capital International®; MSCI®; Morgan Stanley Capital International Perspective®; MSCIP; and EAFE® (such rights are hereinafter individually and collectively referred to as the “Marks”);

WHEREAS, Licensee wishes to use the Indexes as the basis of the exchange traded funds described in Exhibit B, annexed hereto and made a part hereof (the “Funds”);

WHEREAS, Licensee wishes to use the Indexes and the Marks to sponsor, issue, establish, organize, structure, operate, manage, offer, sell, market, promote, write, list, trade, exchange and distribute (collectively “sponsor”) the Funds and to make disclosure about the Funds under applicable laws, rules and regulations in order to indicate that MSCI is the source of the Indexes; and

WHEREAS, Licensee wishes to obtain MSCI’s authorization to use the Indexes and refer to the Indexes and the Marks in connection with the Funds pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Grant of License

(a) Subject to the terms and conditions of this Agreement, MSCI grants to Licensee a non-transferable, non-exclusive, license (i) to use one or more of the Indexes as the basis, or as a component, of the Funds (in accordance with the restrictions set forth in Exhibit B) to sponsor the Funds; and (ii) to use and refer to the Indexes and the Marks (in accordance with the restrictions set forth in Exhibit B) in the names of the Funds; to sponsor the Funds; and to make such disclosure about the Funds as Licensee deems necessary, electronically or otherwise, under any applicable laws, rules or regulations. Licensee shall not disseminate electronically or in any other fashion to any third party any information related to the Indexes that is designated as “Confidential” or “Proprietary” by MSCI (except as provided in Paragraph 8(c) below).

(b) Licensee shall have a right to sublicense any or all of the rights granted hereunder to (i) any affiliate of Licensee; provided such affiliate will not have the power to further sublicense those rights to any third parties other than to the Funds and (ii) any of the Funds; provided the Funds will not have the further power to sublicense those rights to any third parties. Licensee shall require any such sublicensee to comply with Licensee’s obligations under this Agreement and shall remain obligated under the terms of the Agreement with respect to any actions taken by the sublicensee pursuant to any sublicense. No further license shall be required from MSCI of any securities exchange, stock market or other entity to list and trade the Funds in accordance with the terms and conditions set forth herein.

(c) Unless otherwise agreed by the parties, Licensee will initiate appropriate regulatory filings with respect to each of the Funds within 90 days after execution of this Agreement or after execution of an amendment to this Agreement. Within 30 days after receipt of any required regulatory approval for each of the Funds, Licensee will launch such Funds; provided, however, MSCI will not unreasonable withhold its consent to delay the launching of the Funds for a tiered roll-out. If (i) Licensee shall fail to initiate any filings for any Fund within said 90 day period, (ii) Licensee shall fail to launch any Fund within said specified periods, or (iii) if MSCI reasonably determines, after consultation with Licensee, that regulatory approval for any such Fund is not likely to be received within a reasonable time period (taking into account such factors as past experiences for similar regulatory approvals), MSCI may, as its exclusive remedy under this Agreement and upon written notice to Licensee, terminate the license granted hereunder with respect to the particular Index underlying such Fund. Licensee shall have no obligation to launch any Fund based on an Index. After a Fund is launched, Licensee may terminate the Fund or the Fund’s use of an Index at any time.

2.	Term

The term of the license granted hereunder shall commence on March 18, 2000 and shall continue for 5 years.

3.	License Fees

Licensee shall pay MSCI a quarterly license fee with respect to each Index (listed on Exhibit A) which is used by Licensee as the basis for, or a component of, a Fund (listed on Exhibit B) under Licensee’s management. Commencing on March 18 and continuing through December 31, 2000, the license fee shall be ****. Commencing on January 1, 2001 and continuing through the remainder of the term, the license fee shall be ****. The license fee shall be based on each Fund’s average daily net assets during the relevant quarter. The license fees shall be calculated by Licensee and shall be paid in arrears to MSCI by the fifteenth day of the following quarter. Such license fees shall be accompanied by a statement from Licensee stating that the license fees paid to MSCI are accurate.

Licensee shall maintain detailed and accurate records with respect to the assets of the Funds and its payments to MSCI hereunder. Licensee shall, upon written request by MSCI, provide reasonable access to its records with respect to the assets of the Funds during normal business hours, to an independent accounting organization chosen and compensated by MSCI, for purposes of a confirming audit with respect to such payments. Licensee shall promptly pay any under-reported fees determined by such audit. If such audit determines that license fees in excess of **** of reported license fees were not reported during any of the four previously reported quarters, then the Licensee shall also pay for the reasonable costs of such audit.

4.	Termination

(a) At any time during the term of this Agreement, either party may give the other party thirty days’ prior written notice of termination if the terminating party believes in good faith that material damage or harm is occurring to the reputation or goodwill of the terminating party by reason of the other’s continued performance hereunder, and such notice shall be effective on the date of such termination unless the other party shall correct the condition causing such damage or harm within the notice period.

(b) In the case of breach of any of the material terms and conditions of this Agreement by either party, the non-breaching party may terminate this Agreement by giving thirty days’ prior written notice of its intent to terminate, and such notice shall be effective on the date of such termination (at the option of the non-breaching party) unless the breaching party shall correct such breach within the notice period or, if the breach is not capable of being cured within such thirty day period, unless the breaching party has undertaken to correct such breach and diligently prosecutes such correction until completion; provided that such cure period shall not exceed ninety days in total.

(c) MSCI shall have the right, in its sole discretion, to cease compilation and publication of any of the Indexes and, in the event that any of the Indexes is discontinued, to terminate the Agreement with respect to that index only, if MSCI does not offer a replacement or substitute Index. In the event that MSCI intends to discontinue any index, MSCI shall exercise reasonable efforts to give Licensee as much advance written notice prior to such discontinuance as practicable, which notice shall specify whether a replacement or substitute index will be available. In no event, however, will such advance written notice be less than sixty days. Licensee shall have the option hereunder within ninety days after receiving such written notice from MSCI to notify MSCI in writing of its intent to use the replacement index under the terms of this Agreement.

(d) Licensee may terminate this Agreement with respect to a specific Index or Indexes upon sixty days written notice to MSCI if Licensee is informed of the final adoption of any legislation or regulation that materially impairs Licensee’s ability to offer, sell, distribute, write, market or promote such Index-related fund or funds.

(e) MSCI may terminate this Agreement with respect to a specific Index or Indexes if MSCI is informed of the final adoption of any legislation or regulation that materially impairs MSCI’s ability to license and provide the license rights set forth herein with respect to such Indexes under this Agreement. MSCI will use reasonable efforts to give Licensee as much advance written notice as possible.

5.	Rights Upon Termination

Upon termination of this Agreement, Licensee shall cease to use the Indexes and cease referring to the Indexes and the Marks with the Funds.

6.	Fund Promotion

(a) Licensee shall use its best efforts to protect the goodwill and reputation of MSCI in connections with its use of the Indexes and the Marks under this Agreement. Licensee shall submit to MSCI for its preview and approval all of the Funds advertisements, brochures, and promotional and information material (other than price quotations for a Fund) (collectively “Informational Materials”) relating to or referring to MSCI, the Indexes or the Marks. MSCI’s approval shall be confined solely to the use of or description of MSCI, the Marks, and the Indexes and shall not be unreasonably withheld or delayed by MSCI. It is MSCI’s goal to respond to any such requests for approval within four business days.

(b) MSCI is not obligated to engage in any marketing or promotional activities in connection with the Funds or in making any representation or statement to investors or prospective investors in connection with the promotion by Licensee of the Funds.

(c) Licensee acknowledges and agrees that MSCI, in granting the permission contained in this Agreement, does not express or imply any approval of the Funds or of Licensee and Licensee further agrees not to make any statement which expresses or implies that MSCI approves, endorses or consents to the promotion, marketing, and arrangement by Licensee of the Funds or that MSCI makes any judgment or expresses any opinion in respect of the Licensee.

(d) Licensee agrees to promote the Funds based on the MSCI Index family as an integral part of the iShares family. Licensee agrees that Funds based on the MSCI index family will be afforded an equitable portion of Licensee’s overall promotion, marketing and advertising budget for iShares in comparison to other index fund families. As used herein, iShares means the iShares Trust, a Delaware Business Trust that was established in December 16, 1999.

7.	Protection Of Value Of License

(a) Licensee shall cooperate reasonably with MSCI in the maintenance of all MSCI common law and statutory rights in the Indexes and the Marks, including copyrights and other proprietary rights, and shall take such acts and execute such instruments as are reasonably necessary and appropriate to such purposes, including the use by the Licensee of the following notice when referring to the Indexes or the Marks in any advertisement, offering circular, prospectus, brochure, or promotional or informational material relating to the Funds:

The [Name of particular index] index is the exclusive property of MSCI. Morgan Stanley Capital International and MSCI are service marks of MSCI and has been licensed for use by [Name of Licensee].

or such similar language as may be approved in advance by MSCI.

(b) Licensee shall not refer to the names of the Indexes in any manner which might cause confusion as to MSCI’s responsibility for preparing and disseminating the Indexes or as to the identity of Licensee and its relationship to the Funds.

8.	Proprietary Rights

(a) Licensee acknowledges that the Indexes are selected, arranged and prepared by MSCI through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by MSCI. Licensee also acknowledges that the Indexes and the Marks are the exclusive property of MSCI, and the Indexes and their compilation and composition and changes therein are in the control and discretion of MSCI.

(b) MSCI reserves all rights with respect to the Indexes and the Marks except those expressly licensed to Licensee hereunder.

(c) Each party shall treat as confidential and shall not disclose or transmit to any third party any confidential and proprietary information of the other party, including the terms of this Agreement or (in the case of MSCI) Informational Materials submitted to MSCI pursuant to paragraph 6(a) hereof, provided that the documentation or other written materials containing such information are designated as “Confidential” or “Proprietary” by the providing party and such information is not available generally to the public or otherwise available to the receiving party from a source other than the providing party. Notwithstanding the foregoing, Licensee or its affiliates may publish daily through the National Securities Clearing Corporation for distribution to NSCC members only and through Bloomberg L.P., or some other organization mutually agreed upon by the parties hereto, by electronic or in other means, each Fund’s daily market basket (including each Fund’s constituents and weights); provided, however, that MSCI may withdraw any such distribution approval in the event that such distribution materially adversely affects other MSCI business initiatives. In addition, if requested or required (by interrogatories, requests for information or documents, subpoena, or other process) either party may reveal such information if such information to be disclosed is (i) approved in writing by the other party for disclosure or (ii) required by law (in the opinion of counsel), regulatory agency or court order to be disclosed by a party, provided prior written notice of such required disclosure is given to the other party. In addition, except with respect to disclosure made pursuant to (i) and (ii) in the immediately preceding sentence, each party shall treat as confidential the terms of this Agreement. The provisions of this paragraph shall survive any termination of this Agreement for five (5) years from disclosure by either party to the other party of the last such confidential and proprietary information.

9.	Ownership and Protection of Composite Marks

(a) Each Fund based on an Index will be named or identified as the “iShares MSCI XXX (the “Composite Mark”), with the XXX representing the MSCI index (after the transition from the WEBS to iShares). Licensee will use MSCI approved Marks in the Composite Mark.

(b) MSCI acknowledges and agrees that the iShares Marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the iShares and other Licensee Marks as a result their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI.

(c) The Composite Marks will be owned neither by Licensee nor MSCI. Licensee will have the exclusive right to use the Composite Marks. Neither party will register or apply for registration of the Composite Marks.

(d) Upon termination of this Agreement, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and iShares and Licensee Marks that together comprise the Composite Marks.

10.	Warranties; Disclaimers

(a) MSCI represents and warrants that MSCI is the owner of rights granted to Licensee herein and that use of the Indexes as provided herein shall not infringe any trademark, service mark, copyright, other proprietary right, or contractual right of any person not a party to this Agreement.

(b) Licensee agrees expressly to be bound itself by and furthermore to include all of the following disclaimers and limitations in the prospectus and any contract(s) relating to the Funds and upon request to furnish a copy (copies) thereof to MSCI:

This fund is not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of this fund or any member of the public regarding the advisability of investing in funds generally or in this fund particularly or the ability of the [ ] index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the [ ] index which is determined, composed and calculated by MSCI without regard to the issuer of this fund or this fund. MSCI has no obligation to take the needs of the issuer of this fund or the owners of this fund into consideration in determining, composing or calculating the [ ] index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of this fund to be issued or in the determination or calculation of the equation by which this fund is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of this fund in connection with the administration, marketing or trading of this fund.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S

CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

(c) Licensee agrees expressly to be bound itself by and furthermore to include all of the following disclaimers and limitations in any Informational Materials (other than the prospectus) relating to the Funds and upon request to furnish a copy (copies) thereof to MSCI:

MSCI, Morgan Stanley Capital International and MSCI Index are service marks of Morgan Stanley Capital International and have been licensed for use by Barclays Global Investors, N.A. The Funds are not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International. Nor does Morgan Stanley Capital International make any representation regarding the advisability of investing in any the Funds.

(d) MSCI represents and warrants that it has the authority to enter into this Agreement according to its terms and that its performance does not violate any laws, regulations or agreements applicable to it.

(e) Licensee represents and warrants that it has the authority to enter into this Agreement and that its performance does not violate any applicable laws, regulations or agreements, including but not limited to banking, commodities and securities laws.

(e) Neither party shall have any liability for lost profits or consequential damages arising out of this Agreement.

(f) The provisions of this Section 9 shall survive any termination of this Agreement.

11.	Indemnification

(a) Licensee shall indemnify and hold harmless MSCI, its parent, subsidiaries, affiliates, and their officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of claims or actions brought by third parties against MSCI which arise from any act or omission of Licensee which constitutes a breach of this Agreement or is in any manner related to the Funds (except with respect to any claim or action alleging that Licensee’s or Funds’ use of the Indexes and Marks violates or infringes any trademark, service mark, copyright or other proprietary right of any person not a party to this Agreement); provided, however, that (i) MSCI notifies Licensee promptly of any such claim or action, and (ii) Licensee shall have no liability to MSCI if such judgments, damages, costs or losses are attributable to any breach of the Agreement, negligent act or omission by MSCI, its parent, affiliates, subsidiaries or any of their employees or agents. Licensee shall bear all expenses in connection with the defense and/or settlement of any such claim or action. MSCI shall have the right, at its own expense, to participate in the defense of any claim or action against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim or action, without the written consent of Licensee. Licensee, in the defense of any such claim, except with the written consent of MSCI, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to MSCI of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of MSCI. This provision shall survive the termination of this Agreement.

(b) MSCI shall indemnify and hold harmless Licensee, its parent, subsidiaries, affiliates, and their officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of claims or actions brought by third parties against Licensee alleging that Licensee’s or Funds’ use of the Indexes and Marks violates or infringes any trademark, service mark, copyright or other proprietary right of any person not a party to this Agreement; provided, however, that (i) Licensee notifies MSCI promptly of any such claim or action, and (ii) MSCI shall have no liability to Licensee if such judgments, damages, costs or losses are attributable to any breach of the Agreement, negligent act or omission by Licensee, its parent, affiliates, subsidiaries or any of their employees or agents. MSCI shall bear all expenses in connection with the defense and/or settlement of any such claim or action. Licensee shall have the right, at its own expense, to participate in the defense of any claim or action against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim or action, without the written consent of MSCI. MSCI, in the defense of any such claim, except with the written consent of Licensee, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Licensee of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Licensee other than with respect to the rights granted licensee under this Agreement. This provision shall survive the termination of this Agreement.

12.	Force Majeure

Neither MSCI nor Licensee shall bear responsibility or liability for any losses arising out of any delay in or interruptions of their respective performance of their obligations under this Agreement due to any act of God, act of governmental authority, act of the public enemy, or due to war, alien invasion, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, or other work stoppage or slowdown), or other cause beyond the reasonable control of the party so affected, provided that such party had exercised due diligence as the circumstances reasonably required.

13.	Other Matters

(a) This Agreement is solely and exclusively between the parties as now constituted and, unless otherwise provided, shall not be assigned or transferred by either party, without prior written consent of the other party, which shall not be unreasonably withheld, and any attempt to so assign or transfer this Agreement without such written consent shall be null and void. Notwithstanding the foregoing, this Agreement may be assigned by MSCI to its parent or any of its subsidiaries or affiliates without the consent of Licensee.

(b) This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both parties. This Agreement supersedes all previous Agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

(c) No breach, default, or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

(d) All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand or by registered or certified mall, return receipt requested, to the addresses set forth below or such addresses as either party shall specify by a written notice to the other and (iii) deemed given upon receipt.

(e) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

Notice to MSCI:	Morgan Stanley Capital International Inc. 1221 Avenue of the Americas New York, New York 10020 Attn: Publisher

and

Morgan Stanley Capital International Inc. 1221 Avenue of the Americas New York, New York 10020 Attn: Legal Department – Technology Unit

Notice to Licensee:	Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105 Attn. Fund Administration

and

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105 Attn. Legal Department

(f) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

	MORGAN STANLEY CAPITAL INTERNATIONAL INC.		BARCLAYS GLOBAL INVESTORS

By:	/s/ Henry Fernandez		By:	/s/ Lee Kranefuss
	Name:	Henry Fernandez		Name:	Lee Kranefuss
	Title:	President and CEO		Title:	Managing Director

			By:	/s/ Michael Latham
				Name:	Michael Latham
				Title:	Managing Director

Date:	May 18, 2000		Date:

EXHIBIT A

List of the MSCI Indexes:

Australia Index

Austria Index

Belgium Index

Brazil Index

Canada Index

France Index

Germany Index

****

Hong Kong Index

****

Italy Index

Japan Index

Malaysia Index

Mexico Index

Netherlands Index

****

Singapore Index

South Africa Index

Korea Index

Spain Index

Sweden Index

Switzerland Index

Taiwan Index

****

****

UK Index

USA Index

EMU Index

EAFE Index

****

****

****

****

ACWI Index

**** as may be amended from time to time, by MSCI.

EXHIBIT B

Description of the Funds

The Funds are to be issued, sold and traded on a public basis in accordance with the U.S. federal securities laws.

The Funds shall be limited to: Registered open-end investment companies, whose shares may be listed and traded on national securities exchanges or stock markets.

The Funds shall be exchange traded. They must be listed and traded on an U.S. domiciled stock exchange only.

The Funds shall not include Unit Investment Trusts, futures, options and other derivatives.

Licensee or an affiliate of Licensee is the asset manager the Funds.